Exhibit 32

WRITTEN STATEMENT

OF

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

The undersigned hereby certify that the Annual Report on Form 10-K for the year ended December 31, 2003 filed by Choice Hotels International, Inc. with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Dated: March 12, 2004

/s/ Charles A. Ledsinger, Jr.

Charles A. Ledsinger, Jr. President and Chief Executive Officer

/s/ Joseph M. Squeri

Joseph M. Squeri Senior Vice President, Development and Chief Financial Officer